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                                                             EXHIBIT (h)(12)(c)

               AMENDMENT NO. 11 TO FUND PARTICIPATION AGREEMENT
                      JANUS ASPEN SERIES - SERVICE SHARES
                  (for Registered Segregated Asset Accounts)

     This Amendment No. 11 effective as of August 1, 2014 amends the Fund Participation Agreement ("Agreement") effective as of October 2, 2000, between Janus Aspen Series, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and American General Life Insurance Company, a Texas life insurance company (the "Company"). All capitalized terms not otherwise defined in this Amendment shall have the same as ascribed in the Agreement.

                                   AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of the Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

     2. Schedule B of the Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

     3. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES

By:___________________________________
Name:
Title:

JANUS DISTRIBUTORS LLC

By:___________________________________
Name:
Title:

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AMERICAN GENERAL LIFE INSURANCE COMPANY
on behalf of itself and each Account named in Schedule A hereto, as amended from time to time.

                                      ATTEST:

By:________________________________   By:________________________________
Name:______________________________   Name:______________________________
Title:_____________________________   Title:_____________________________

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                                  Schedule A

                  Separate Accounts and Associated Contracts
                            (As of August 1, 2014)

Name of Separate Account and
Date Established by the Board of  Contracts Funded
Directors                         By Separate Account
---------                         -------------------

American General Life Insurance   Platinum Investor Variable Annuity
Company
Separate Account D                Platinum Investor Immediate Variable Annuity
Established November 19, 1973

American General Life Insurance   Platinum Investor I & Platinum Investor II
Company                           VUL
Separate Account VL-R             Platinum Investor III VUL
Established May 6, 1997           Platinum Investor Survivor VUL
                                  Platinum Investor Survivor II VUL
                                  Platinum Investor PLUS VUL
                                  Corporate America - Variable VUL
                                  Platinum Investor FlexDirector VUL
                                  Platinum Investor IV VUL
                                  Platinum Investor VIP VUL
                                  AG Corporate Investor VUL
                                  AG Income Advantage VUL
                                  Protection Advantage Select VUL
                                  Income Advantage Select VUL
                                  Corporate Investor Select
                                  Survivor Advantage VUL
                                  AG Platinum Choice VUL

American General Life Insurance   ElitePlus Bonus Fixed and Variable Deferred
Company                           Annuity Contract
AG Separate Account A
Established November 7, 1994

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                                  Schedule B
                              List of Portfolios

Name of Portfolio

All Portfolios of Service Shares of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).